                                                                   EXHIBIT 10.11

                                    AGREEMENT







                                     Between
                              CHART STORAGE SYSTEMS
                             Plaistow, New Hampshire
          member of Chart Industries Cryogenic Storage Systems Division




                                     and the




                          International Brotherhood of
                        Boilermakers, Iron Ship Builders,
                         Blacksmiths, Forgers & Helpers
                       Local Lodge No. 752 of the AFL-CIO
                             Plaistow, New Hampshire






                                 Effective date:
                    September 1, 2002 through August 31, 2003

ARTICLE INDEX
PAGE
     I. Union Recognition ....................................................   1
    II. Function of Management ...............................................   1
   III. Relationship .........................................................   2
    IV. Definitions ..........................................................   2
     V. Non-Discrimination ...................................................   2
    VI. New - Temporary Employees . ..........................................   3
   VII. Union Security .......................................................   4
  VIII. Payroll Deduction of Union Dues ......................................   4
    IX. Work Schedules .......................................................   5
     X. Job Openings .........................................................   6
    XI. Shift Operations .....................................................   7
   XII. Wages ................................................................   8
  XIII. Overtime .............................................................  10
   XIV. Holidays .............................................................  11
    XV. Vacation .............................................................  13
   XVI. Hospitalization, Medical and Dental ..................................  15
  XVII. Pension ..............................................................  17
 XVIII. Safety and Sanitation - First Aid ....................................  18
   XIX. Seniority, Lay-Off ...................................................  20
    XX. Attendance ...........................................................  21
   XXI. Disciplinary Action ..................................................  23
  XXII. Grievance Procedure ..................................................  24
 XXIII. Arbitration ..........................................................  25
  XXIV. Union Representatives ................................................  25
   XXV. Sub-Contracting ......................................................  27
  XXVI. Maintenance of Work Operations .......................................  27
 XXVII. Information to Union .................................................  28
XXVIII. 401 (k) Savings and Investment Program ...............................  29
  XXIX. Profit Sharing .......................................................  29
   XXX. Severance Pay ........................................................  31
  XXXI. Contract Limitations .................................................  32
Appendix A. Training Program .................................................  34
Schedule A. Notes ............................................................  36
Schedule B. Wage Rates .......................................................  37

ARTICLE INDEX by TOPIC                                                    PAGE
401(k) Savings and
     Investment Program.................Article XXVIII..................... 29

                                              A
Arbitration..............................Article XXIII..................... 25
Attendance..................................Article XX.................. 21-23

                                              B
Bereavement Benefit...............Article VII, (Sec 9)...................... 9

                                              C
Contract Limitations......................Article XXXI..................... 32

                                              D
Definitions.................................Article IV...................... 2
Dental, Medical and
     Hospitalization......................Article XVI................... 15-17
Disciplinary Action........................Article XXI..................... 23

                                              E

Employees, New
     and Temporary..........................Article VI.................... 3-4

                                              F

First Aid -
     Safety and Sanitation...............Article XVIII.................. 18-20
Function of Management......................Article II...................... 1

                                              G
Grievance Procedure.......................Article XXII..................... 24

                                              H
Holidays...................................Article XIV.................. 11-12
Hospitalization, Medical
     and Dental............................Article XVI.................. 15-17

                                              I
Information to the Union.................Article XXVII..................... 28

ARTICLE INDEX by TOPIC                                              PAGE
                                        J
Job Classifications ...................Article X..................... 7
Job Openings ..........................Article X................... 6-7

                                        L
Layoff - Seniority ..................Article XIX................. 20-21

                                        M

Maintaining of Work
     Operations ....................Article XXVI.................... 27
Management, Function of ..............Article II..................... 1
Medical, Hospitalization
     and Dental .....................Article XVI................. 15-17

                                        N

New and Temporary
     Employees .......................Article VI................... 3-4
Non-discrimination ....................Article V..................... 2
Notes ..............................Schedule "A".................... 36

                                        O
Overtime ...........................Article XIII................. 10-11

                                        P
Payroll Deductions of
     Union Dues ....................Article VIII................... 4-5
Pension ............................Article XVII.................... 17
Premium Machines ...................Schedule "A".................... 39
Profit Sharing .....................Article XXIX................. 29-30

                                        R

Relationship ........................Article III..................... 1
Representatives, Union .............Article XXIV................. 25-27

ARTICLE INDEX by TOPIC                                        .....PAGE
                                        S
Safety and Sanitation -
     First Aid .....................Article XVIII ............... 18-20
Security, Union ......................Article VII ................... 4
Seniority - Layoff ...................Article XIX ............... 20-21
Severance Pay ........................Article XXX .................. 31
Shift Operations ......................Article XI ................... 7
Signature Page ..................................................... 33
Sub-contracting ......................Article XXV .................. 27

                                        T

Table of Contents ................................................... I
Training Program ......................Appendix A ............... 34-35

                                        U
Union Recognition ......................Article I ................... 1
Union, Information to ..............Article XXVII .................. 28
Union - Representatives .............Article XXIV ............... 25-27
Union Security .......................Article VII ................... 4
Union Dues,

     Payroll Deductions of ..........Article VIII ................. 4-5

                                        V
Vacation ..............................Article XV ............... 13-15

                                        W
Wages ................................Article XII ................ 8-10
Wage Rates, Union ...................Schedule "B" .................. 37
Work Schedules ........................Article IX ................. 5-6
Work Operations,
     Maintaining of .................Article XXVI .................. 27

                                    ARTICLE I
                                UNION RECOGNITION

Section 1. The Employer recognizes the Union as the sole collective bargaining agency for all employees coming within the category of the appropriate unit with such respect to wages, hours and working conditions. Such appropriate unit is as follows:

All production and maintenance Employees including Working Leadmen, Truck Drivers, but excluding Draftsmen, Technical Engineers, Foremen, Assistant Foremen, Supervisory Employees having the right to hire and fire, and Office and Clerical Employees.

Section 2. The Employer agrees to employ only Employees in the classifications set forth in Schedule "B" in the performance of the work included within the scope of this agreement.

Section 3. No Foremen or Assistant Foremen shall work with the tools except for the purpose of instructing or correcting Employees. The following Supervisors are exempt from this requirement: Test Supervisor to operate Mass Spectrometer only; Maintenance Supervisor and Assistant Supervisor for breakdown, repair and installation of new equipment.

                                   ARTICLE II
                             FUNCTION OF MANAGEMENT

Section 1. The Union agrees that the function of Management rests solely with the Company, and further agrees that it will not interfere with the Company's free exercise of this right except where the Company specifically is limited in the Articles or Sections of this Contract.

Section 2. Foremen, Assistant Foremen, Supervisors, Coaches, Lead persons, Group Leaders, and Team leaders in all departments shall be selected by the Employer.

                                   ARTICLE III
                                  RELATIONSHIP

Section 1. The parties of the Agreement recognize that stability in wages and working conditions and competency of workers are essential to the best interest of the industry and public, and agree to strive to eliminate all factors which tend toward unstabilizing these conditions. The parties further agree to cooperate fully in carrying out the intent of this Section.

Section 2. It is hereby agreed that a Committee consisting of two (2) representatives of the Company, the Plant Manager and two (2) representatives of the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers of America, AFL-CIO, Local 752, and Employees of the Company to be known as the Labor Management Production Committee, shall be established and meet to discuss and devise ways and means to effectuate maximum production which is mutually desired. A meeting shall be called by the Plant Manager at least once a quarter and he shall preside as Chairman.

                                   ARTICLE IV
                                   DEFINITIONS

Section 1. As used in the Agreement, the term "Employee" means an Employee who is included in the appropriate unit as above defined and the term "Employees" means two (2) or more such employees.

                                    ARTICLE V
                               NON-DISCRIMINATION

Section 1. The Company or the Union shall not discriminate against employees because of color, race, sex, religious affiliation, nationality, age, sexual orientation, handicap or status as a disabled veteran or Vietnam era veteran, as prescribed by applicable state or federal law. Pronouns in the male gender appearing in this Agreement are intended to include the female gender.

                                   ARTICLE VI
                           NEW AND TEMPORARY EMPLOYEES

Section 1. The Company agrees that all new Employees shall be given a copy of this Agreement.

Section 2. All new employees shall complete their first ninety (90) days of work as Probationary Employees and shall be subject to discharge within that period at the discretion of the Employer without recourse to the grievance procedure of the Agreement.

Section 3. New Employees are not eligible for a paid holiday until completing thirty (30) days of work.

Section 4. New Employees may be retained on the first shift for a period of thirty (30) days of work. Thereafter they shall be subject to the seniority rules. No Employee shall be transferred to another shift to accommodate any new hire.

Section 5. New Employees become covered for benefits on the first of the month following completion of forty-five (45) days of work.

Section 6. Temporary employees shall be defined as employees who are hired to fill short term production work not to exceed (6) six calendar months. This process is not meant to replace the regular hiring process. Temporary employees may become full time employees if a need exists beyond (6) six calendar months.

Temporary employees will be hired under the following conditions:

1. Where a need exists within a classification, temporary employees may be hired to fill the need provided no employees within the classification are on layoff, and there are no qualified employees within the other classifications working or on lay-off.

2. The probationary period for temporary employees will be no longer than 6 calendar months.

3. Temporary employees will not be subject to Union dues in the first 30 days and shall not participate in the following specific contractual benefits, namely: Holiday pay, vacation pay, pension benefits, insurance benefits, sickness and accident coverages (except statutory Worker's Compensation) and hospitalization coverage.

4. All qualified employees will be given the opportunity to work overtime before temporary employees are asked to work overtime.

5. Temporary employees may be assigned to first shift for up to 30 days for orientation. Thereafter, they will be assigned to another shift as production needs dictate. No full time employee will be displaced from their regular shift by a temporary employee.

                                   ARTICLE VII
                                 UNION SECURITY

Section 1. As a condition of employment, all present Employees must become and remain members of the Union thirty (30) days after the signing of this Agreement, and all future Employees hired by the Company.

                                  ARTICLE VIII
                        PAYROLL DEDUCTIONS OF UNION DUES

Section 1. The Company shall, upon the written order signed by any Employee directing the Company to do so, deduct from the second pay of such Employees for each month, the amount of dues payable by such Employee to the Union for the succeeding months. This written order, being signed voluntarily, shall be irrevocable unless such rights be waived by the Union concerned, for a term of this Agreement, and is in compliance with the applicable laws. The amount of the Union's dues will be set forth under the Seal of The Union and presented to the Company immediately subsequent to the signing of this agreement. The Company shall, on or before the first day of each succeeding month, remit the amount thereof to the proper officers of the Union. The Union shall, from time to time, furnish the Company a certificate of the president or other qualified officers of the Union to whom such amounts shall be remitted.

Section 2. In the application of Section 1 above, when the Employer is notified by the Union in writing that an Employee is delinquent in the payment of Union dues, reinstatement fee, or has failed to make proper application or pay the initiation fee required, the Employer shall, upon notice from the local Union, terminate such Employee.

Section 3. The Union shall hold the Company harmless from any and all liability resulting from the Company's discharge of any Employee at the request of the Union as defined in Section 2, Article VIII above.

                                   ARTICLE IX
                                 WORK SCHEDULES

Section 1. Employees must be at their regular work station at the start of the shift.

Section 2. The normal work week shall consist of five (5) days: Monday through Friday inclusive for the first and second shift; and Sunday through Thursday inclusive for the third shift. it is understood that all hours and days of work shall be consecutive.

Section 3. Shift work will be permitted in all classifications. A 10% premium over and above the hourly rate shall be allowed for second and third shifts.

The shifts may consist of one day and two night shifts. The regular working hours are as follows:

  1st Shift ..............................   6:30 a.m. - 3:00 p.m.

  2nd Shift ..............................  3:00 p.m. - 11:30 p.m.

  3rd Shift ..............................  10:30 p.m. - 7:00 a.m.
Unpaid lunch periods:

  1st Shift .............................. 12:00 noon - 12:30 p.m.

  2nd Shift ..............................   8:00 p.m. - 8:30 p.m.

  3rd Shift ..............................   2:30 a.m. - 3:00 a.m.

If more than 120 employees are on a shift, the employer may stagger lunch periods.

Section 4. A 10-minute coffee break will be allowed during the first half of each shift.

Section 5. Employees shall be permitted five (5) minutes to put away their tools and wash up at the end of each shift.

                                    ARTICLE X
                                  JOB OPENINGS

Section 1. The Company shall post all job openings except in the General Helper's classification for a period of one (1) week. All bids shall be closed at the end of this week. The senior employee shall have preference for these jobs providing he/she has the qualifications to do the job with a minimum amount of in-house training by the Company. Job bids must be submitted in duplicate by the Employee to the Personnel Manager with the Shop Steward retaining a copy. In the event the successful job bidder cannot perform the job with a minimum amount of in-house training by the Company, (not less than three (3) weeks) he/she shall then be returned to the classification and area he/she came from.

A successful job bidder shall retain his/her seniority in his/her old classification for one (1) year before his/her past seniority is applicable to his/her new classification.

An employee must have one (1) year or more of service in his/her classification to exercise a job bid.
If an Employee's qualifications are in dispute, the Company will then resolve this matter with the Shop Committee. This Section is not intended, and shall not be construed to deny the Company the right to hire qualified employees for job openings if, in the opinion of the Company, no qualified Employee exists within its employ.

In the event the Company hires from the outside to fill a job bid where no qualified Employee was available, the Company shall show the new hire's record and qualifications to the Shop Committee for their verification prior to the new hire reporting for work.

                                   ARTICLE XI
                               JOB CLASSIFICATIONS

Section 1. Although all employees have specific job classifications, any employee may be assigned to any job and will be paid at their regular rate. An employee may be assigned to any job and will be paid at their regular rate. An employee may request a Shop Committee hearing after three (3) months in a job outside of his classification if unsatisfied with the work. The Company will work with the individual to satisfy his concerns and will transfer him back to their classification no more than two (2) months after the hearing.

                                   ARTICLE XII
                                SHIFT OPERATIONS

Section 1. When an Employee has his/her shift changed during the work week he/she shall receive time and one-half for the first day of the new shift. When he/she returns to his/her original shift he/she receives only straight time. There shall be no time and one-half for any shift change occurring over the weekend. Shift assignment shall be by seniority in a classification. The Company shall give forty-eight (48) hours' notice to any Employee who is being transferred to another shift. Employees may exercise shift preference every twelve (12) months if so desired. Transfer must be made within a two (2) week period. An employee must have been employed one (1) year before exercising shift preference.

Employees who will be so assigned by management to a different shift because of a need for skills and efficiency of the operation will do so for no more than 120 calendar days.

                                  ARTICLE XIII
                                      WAGES

Section 1. Effective September 1, 2002 through August 31, 2003, base wages will be increased 2.5%/hr. across the board.

Section 2. The Employer agrees to pay to its Employees, and the Union agrees that it will accept, the wage scale for the various classifications set forth and contained in the Schedule of Wages in Schedule "B" attached hereto.

Section 3. There shall be no reduction in wages during the life of this agreement.

Section 4. All Union requests for Wage Increases will be submitted by the Union and administered by the Company as to approval or disapproval within two (2) weeks after being submitted.

Section 5. Employees properly reporting for work shall receive a minimum of four
(4) hours' pay. This Section shall not apply where Employees are not put to work by reason of an Act of God or on occasions when the Company has acted promptly to proceed with the necessary repairs to factory buildings and/or equipment. The foregoing requirements shall not be applicable where the Employee voluntarily quits, is discharged, goes home sick, or is excused from work for personal reasons, in which event he/she shall be paid only for actual hours worked.

Section 6. All work performed away from the plant requiring overnight stays will be paid at the rate of $1.00/hour above the applicable shop rate. Work performed away from the plant during day trips will be paid at the rate of $.50/hour above the applicable shop rate. Mileage, if an employee's car is used, will be paid at the rate allowed by the IRS per mile [current rate (9/02) is $0.365/mile].

Section 7. Management will review the wages of each Employee under the maximum of their classification for each six (6) months period in which the Employee has not had a wage increase. Should an Employee not demonstrate, during the six (6) month review period, sufficient improvement over his/her last review to justify an increase he/she shall be reviewed again in ninety (90) days. The minimum increase, if granted, shall be fifteen cents ($0.15) per hour.

Shop Stewards, when requesting a Review, must make the request two (2) weeks in advance of the requested effective date. The increase, if granted, shall be retroactive to the requested effective date. Each Employee has a right to challenge his/her review with his/her Supervisor or Coach.

In order to ensure the orderly progression of new employees through the Job classification apprentice training process, the actions in Appendix A will be taken.

Section 8. When an Employee is called to Jury Duty the Company shall make up the difference in pay at the Employee's regular rate. A day of Jury Duty is defined as any day for which the Employee is required to appear, regardless of having served, certified by a written statement from the Court.

Section 9. An employee beyond the probationary period, who is working at the time, will be granted three (3) regular working days off with pay in the event of a death in the employee's immediate family. Immediate family is defined as the employee's wife, husband, father, mother, son, daughter, brother, sister, foster parents, father-in-law or mother-in-law.

An employee may take the time off with pay later than the day of death or funeral if circumstances warrant and are a direct result of the death. An employee beyond the probationary period, who is working at the time, will be granted one (1) regular work day off with pay to attend the funeral of a grandparent or grandchild of the employee.

An absence for the purpose of attending the funeral of a relative, when evidence is acceptable to Personnel, shall be excused.

Section 11. Employees who have given long and faithful service and have become unable to handle heavy work due to age shall be given preference in such light work as they may be able to perform at a rate of pay commensurate with the classification in which they will be employed.

                                   ARTICLE XIV
                                    OVERTIME

Section 1. All work in excess of eight (8) hours in any one work day, forty (40) hours in any one week, or on Saturday shall be paid at the rate of time and one-half; all work performed on Sundays shall be paid at the rate of double time; on a paid holiday, time and one-half extra if worked. No Employee shall be paid both daily and weekly overtime for the same hours worked.

Section 2. Should an Employee be required to work over ten (10) hours in any one day he/she will be allowed one-half (1/2) hour paid lunch period.

Section 3. The Company will attempt to distribute all overtime work as equally as possible among the Employees in their respective shifts. All overtime shall be worked on a voluntary basis. Where there are no qualified Employees available to perform the work the Company will authorize other means to get the work done. Before taking action, the

Company will consult with the Chief Steward or in his/her absence, an available Steward who, with the Company, will mutually attempt to make available the qualified Employee(s) necessary to perform the work.

It is agreed that any Employee who has agreed to report for overtime work after having been asked, but does not report for work as agreed to, shall forfeit his/her right to overtime work for one (1) month unless he/she can offer an acceptable, reasonable excuse to the Company. Any Employee who refuses overtime work when requested shall be considered as having worked, for the purpose of overtime distribution.

Section 4. If there is overtime work on a job that an Employee or Employees have been working straight time on, these Employees will continue on the job and receive the overtime, including Saturday and Sunday. The Chief Steward or Business Manager shall receive a complete list of all Employees scheduled to work on Saturday, Sunday and holidays.

Section 5. There shall be one (1) Steward for each twenty (20) employees working a Saturday, Sunday or holiday. If a Steward within the group refuses the work, any Union Official within the group may be counted towards meeting the above requirements, or the Union may designate an Acting Steward from among those Union Employees at work. In no event shall the total number of Stewards working exceed the number of Stewards in the Shop. When Employees are asked to work overtime and there are no Stewards working the Shift they are held over to, the provisions above for Saturday, Sunday and holiday work shall apply.

Section 6. Any Employee called to work at any other time than his/her regular shift shall be paid time and one-half for work.

Section 7. Employees shall not be required to take time off because of overtime work unless required to do so by state or federal regulations. When an Employee, due to lack of work, is temporarily assigned to another classification carrying a lower rate, his/her wage rate shall not be reduced for a period of thirty (30) days of work. At the expiration of this period the Employee shall have the option to accept the lower rate of pay or take a lay-off due to lack of work in his/her classification. Temporary assignment to lower paying jobs shall be by seniority only.

Section 8. When overtime is requested, the Employee shall be given three (3) hours' notice except in case of emergency or where it was impossible to inform the Employee within the time limit.

                                   ARTICLE XV
                                    HOLIDAYS

Section 1. The following shall be recognized holidays with pay.

========================================================================
           HOLIDAY            2002       2003
------------------------------------------------------------------------
New Year's Day              ---        Jan 1
------------------------------------------------------------------------
Washington's Birthday       ---        Feb 17
------------------------------------------------------------------------
Memorial Day                ---        May 26
------------------------------------------------------------------------
Independence Day            ---        July 4
------------------------------------------------------------------------
Labor Day                   Sept. 2
------------------------------------------------------------------------
Columbus Day                Oct. 14
------------------------------------------------------------------------
Veterans' Day               Nov. 11
------------------------------------------------------------------------
Thanksgiving Day            Nov. 28
------------------------------------------------------------------------
Day After Thanksgiving      Nov. 29
------------------------------------------------------------------------
Day Before (or after)       Dec. 24
Christmas
------------------------------------------------------------------------
Christmas Day               Dec. 25
------------------------------------------------------------------------
Floating Holiday            ---        ---
========================================================================

All holidays shall be observed on the nationally recognized day of celebration (Federal Statute). Agreed upon holidays under the terms of this Contract when occurring on a Saturday shall be observed on the Friday immediately preceding; when occurring on a Sunday shall be observed on the Monday immediately following.

Employees must work their last scheduled work day before and their first scheduled work day after any paid holiday to be eligible to receive pay for that holiday unless just cause is shown proving his/her absence. If an Employee is absent for one (1) week or more for any cause, he/she will not receive pay for the holiday.

The floating holiday is to be taken at a time selected by the individual employee. When scheduling a floating holiday, 24 hours notice is required, and, where multiple requests for the same day will adversely affect production, seniority rules will apply.

                                   ARTICLE XVI
                                    VACATION

Section 1. Subject to the following conditions, every Employee eligible therefore under the following schedule shall, each year, receive paid vacation in accordance with such schedule, provided the Employee's service is continuous.

Effective 7/1/02, The vacation "year" is based upon the employee's seniority date/employment anniversary.

ADDENDUM: Section 1(a) & 1(b) effective 8/30/99:

(a) New Hires will begin accruing .769 vacation hours per week as of their date of hire for a total of a 40 vacation hours by their first employment anniversary.

(b)  Upon their first employment anniversary, Employees will start accruing
     1.538 hrs vacation per week for a total of 80 vacation hours by their second employment anniversary. Thereafter one's eligibility for additional vacation days will be based upon their seniority/employment anniversary as outlined below in Section 1 (c) and Table II.

(c) Employees who will have accrued seniority of six (6) years will receive vacation in accordance with the following Table. Employees with a greater length of service or seniority will be given preference whenever possible.

     Employees hired prior to August 27, 1993 will achieve a maximum accrued vacation of 25 days per Table I.

(d) Vacation may be taken in 1/2 day increments with 24 hour notice except for extreme circumstances.

(e) Employees may carry a vacation balance equal to twice their current annual allotment. Accrued vacation time in excess of this maximum must be used prior to the next vacation period or it will be forfeited.

                                     TABLE I

     Seniority (Years)         Number of
                             Vacation Days

          6                        11
          7                        12
          8                        13
          9                        14
         10                        15
         16                        16
         17                        17
         18                        18
         19                        19
         20                        20
         26                        21
         27                        22
         28                        23
         29                        24
         30                        25


(f) Employees hired after August 27, 1993 will achieve a maximum accrued vacation of 20 days per Table II:

                                    TABLE II

       Seniority (Years)       Number of
                             Vacation days

                6                 11
                7                 12
                8                 13
                9                 14
               10                 15
               16                 16
               17                 17
               18                 18
               19                 19
               20                 20

(g) Should the need for a plant shutdown exist (one (1) or two (2) weeks) for reasons other than reduced business conditions during the month of July or August, the Company will notify the Union ninety (90) days in advance of such a need.

     Employees will take additional earned vacation time consecutively unless otherwise mutually agreed to by the employee and the Company.

If an Employee is off from work for more than thirty (30) days on an excused absence for any reason other than industrial injury or regular S & A coverage, he/she shall cease to accrue vacation time until he/she returns to work and when he/she does, the vacation he/she would otherwise have been entitled to for that year shall be reduced in proportion to the number of days of excused absence in excess of thirty days. Employees who have less than two (2) weeks vacation eligibility may, at the convenience of the Company, be requested to work for the balance of the shutdown when work is available.

When an Employee is asked to work his/her vacation weeks, it shall then be the Employee's and the Company's mutual decision as to when he/she will take his/her vacation. In the absence of a mutual agreement, the Employee shall not be required to work.

VACATION ELIGIBILITY IN EXCESS OF 10 DAYS MAY BE TAKEN ONE DAY AT A TIME. (CAN BE USED IN LIEU OF SICK DAYS IF EMPLOYEE DESIRES).

In such cases where the number of employees selecting a given day(s) as a vacation day(s) would seriously affect the continuity of production, the Company will follow seniority with respect to those that will be allowed to take that day(s) as Vacation.

If an Employee dies without receiving his/her vacation or compensation in lieu thereof, the amount shall immediately be paid to his/her beneficiary or estate upon proper proof.

(h) The eligible accrued, unused vacation balance will be paid out to any employee who has been laid off, discharged or resigned

                                  ARTICLE XVII
                       HOSPITALIZATION, MEDICAL AND DENTAL

Section 1. The Company shall provide a health care program covering hospital and surgical expenses for all employees and their qualifying dependents. If an employee elects not to utilize the Company health care program, he shall not pay any monthly premiums for the same.

Employees electing health insurance will pay 10% of the Chart Basic Plan Premium. Employees who enroll in the more generous health plans (ie. Chart Plus or the HMO) will pay the 10% as stated above plus 100% of the cost above the Chart Basic Plan.

The Company will make available to Employees a Dental Insurance Program. If an Employee elects not to utilize the Company Dental Plan, he shall not pay any monthly premiums for the same.

Employees who elect Dental coverage will pay monthly; $9.30 for Single, $18.60 for Two person, and $27.90 for Family coverage plus 100% of any Dental premium increases.

The employee may decline or "opt-out" of any of Chart's medical plans (HMO included) if the employee has coverage through another group medical plan. This does not apply to the dental plan. If the employee chooses to opt-out of medical coverage, he/she will receive a payment of $1,000. The opt out bonus will be paid weekly through the Company payroll system.

The Company and the Union agree to discuss any type of National Health Care legislation that is enacted during the term of this contract with the goal of providing similar levels of benefits (coverage) to employees at a lower cost to both the Company and its employees.

Employees who retire from the Company at age 62 years or over who accumulated a term of employment of twenty (20) years at the time of retirement shall be covered by a $4,000.00 Life Insurance Benefit. An Employee shall be deemed as retired if he/she is eligible and is participating in the Boilermakers' Pension Plan.

At the time of retirement, an employee may choose to continue as a member of the Company's group Hospital/Medical Plan in accordance with the following conditions:

     He/she is at least 62 years old but less than 65.

     Such membership terminates at the end of the month in which the former employee reaches 65 and is, therefore, eligible for Medicare.

     A payment equivalent to 100% of the Company's established premium must be paid to Chart Storage Systems, by the first of each month.

     Failure to make such monthly payment in a given month removes the former employee from the Group.

The Company shall continue to cooperate in expediting settlement of accident and health insurance claims.

LIFE INSURANCE. Company paid, equivalent to one times the employee's annual base wage. *. *(Base Wage = Rate/hr. X 2080 hrs.)

MAJOR MEDICAL. - $1,000,000.00

SICKNESS & ACCIDENT. The Company shall provide Sickness and Accident coverage at the rate of 60% of the base wage with a minimum of $180/week and a maximum of $400/week for the life of this Agreement.

The parties will continue to apply the use of the Section 125 Plan where beneficial to the employees.

The negotiated Health and Accident coverage shall apply regardless of the State in which the Employee resides.

                                  ARTICLE XVIII
                                     PENSION

The Company will contribute per hour per employee to the Boilermakers Pension Fund as follows:

     $.85/hr for year 2003

Contributions shall be made for hours worked inclusive of vacation and holidays and shall not exceed forty (40) hours per week.

                                   ARTICLE XIX
                       SAFETY AND SANITATION -- FIRST AID

Section 1. The Company and the Union agree to work within, and to cooperate in compliance with the "Federal Occupational Safety and Health Act of 1970" as amended.

Section 2. The Company agrees to provide and maintain such safety and sanitary needs as are necessary to protect and preserve the health and welfare of all employees.

Section 3. The Company shall install bells, gongs or other warning devices on the overhead cranes which shall be actuated when the crane is in motion.

Section 4. The Company shall retain in a tool crib the welding sleeves for those welders who wish to use them.

Section 5. The Company shall reimburse each Employee up to one hundred fifty ($150.00) Dollars every two years for the purchase of Safety Shoes upon proof of purchase. To be eligible an Employee must have completed his/her forty-five (45) work day period. All weather gear shall be furnished by the Company to those Employees who are required to work outside the plant during inclement weather.

Section 6. The Company agrees to provide Safety Glasses including prescription lenses to Employees. If lenses or frames are damaged at work they will be replaced at no cost to the Employee. Lenses will be replaced if prescription is changed by a physician. Lenses and frames will be furnished from a Company selected grouping. For selection of lenses and frame different than those provided by the Company the Employee will pay the difference.

Section 7. The Company will make inspections of the toilets and washrooms with an union official to make changes to conform with this section. All toilets and washrooms shall be kept clean and in a sanitary condition, properly heated and ventilated, and suitable quarters with heat shall be provided for employees to change clothes and eat their lunch. All stagings, walks, ladders, and safety appliances shall be constructed and installed in a safe and proper manner. In case of spray painting, the Employer shall provide proper protection against fumes caused by paint spray.

Section 8. The Company will train a minimum of two (2) volunteers in First-Aid for each shift. The Company will pay for tuition, books required by the school, and mileage to and from classes.

Section 9. Prompt ambulance service and first-aid to sick or injured employees shall be provided at Company expense on all shifts. Ambulance service will be complimented by a taxi service to insure prompt delivery of injured Employee to the hospital. In the event a taxi specified by the Company is not immediately available, the First-Aid Person or another designated Employee shall take the injured Employee to the hospital and return immediately. It is noted here that First-Aid Person is not a classification.

Section 10. The Company shall post notices to the effect that it is the duty of Employees to immediately report to his/her Foreman, Supervisor and/or Coach, anything that in their opinion is dangerous to the safety of the Employees. Any one of those named who receive such reports shall immediately investigate, or cause to be investigated, the complaint of the Employee. Not reporting unsafe events, observances or conditions immediately to one's Supervisor or Coach is grounds for disciplinary action up to and including discharge.

Any Employee who is injured at work shall report the injury to his/her Foreman, Supervisor, or Coach immediately and complete, at the earliest opportunity, a "Notice of Accidental Injury or Occupational Disease," provided by the Company and forward to the Personnel Department.

Section 11. Any Employee working inside a vessel with only a manway as a means of entrance or exit shall have an Employee stationed at the manway whose sole purpose will be to insure the well-being of the Employee inside, the only exception being when the employee inside is in communication with the Employee outside via a communication medium. No Employee shall be compelled to work where injurious fumes or unsafe conditions prevail.

Section 12. Any Employees who are injured during the hours of work and who are to receive treatment for said injury after the day of the accident shall receive all necessary medical treatment without loss of time.

Section 13. In case any Employee is injured at work and is compelled by the seriousness of such injury to lose time, he/she shall be paid for the full eight
(8) hours shift on which he/she was injured, plus any premium that might be due from his/her shift.

Section 14. For electric arc flashes during the working hours, the Employees shall receive treatment at the Plant by the First-Aid person. In cases where the Employees feel no effect until their return home after working hours, it is mutually agreed that if their eyes are inflamed the following day and they are suffering, they shall be given immediate treatment by the First-Aid person at the Plant. The First-Aid person and the Employee's immediate Foreman, Supervisor and/or Coach, shall jointly decide whether the Employee should go home. In the case of dispute, the Employee shall be sent to the hospital and returned home at his/her own expense without loss of time for that day only.

                                   ARTICLE XX
                               SENIORITY - LAY-OFF

Section 1. Seniority within job classification shall be the determining factor for lay-offs.

Seniority, relative skill, and ability within job classifications will be the determining factors for recalls.

Section 2. For the purpose of this Article the length of service of any Employee of the Company shall be computed from the date on which he/she first began to work in the shop, except that the length of service record of any Employee in the Company shall be broken, and no prior period of his/her employment shall be counted if:

(a)  Such Employee quits his/her employment.
(b)  The Employee is discharged.
(c)  The Employee is laid off for period exceeding eighteen (18) months.
(d) The Employee is laid off and re-called for work and fails to report for work within five (5) work days after receipt of such notification by Registered Mail, Return

     Receipt Requested.

Loss of time due to sickness or lay-off, not to exceed eighteen (18) months, shall not be construed as to interfere with the Employee's seniority. Employees suffering accident or injury while engaged in their employment in the shop and being unable to work because of said accident or injury shall maintain and accumulate their seniority up to maximum of twenty-four (24) months.

An active employee whose S & A benefits have expired will continue to be eligible for health insurance for a period not exceeding twelve (12) months from the start of their S & A benefit.

Those employees on Workers Compensation leave will continue to be covered by the group health insurance for up to the earlier of twenty-four (24) months or until such time as they reach their maximum medical improvement (MMI) provided that they continue to make timely payments of their portion of the health insurance premiums. MMI must be determined by their attending physician or physician performing a medical exam at the request of the Company or it's insurer. Should an employee not return to work after MMI has been determined, employment will cease. Company provided group and health insurance will be discontinued and the former employee may apply for benefits under COBRA law.

Employees on lay-off shall accumulate seniority during any period of lay-off but shall not be eligible for fringe benefits accorded to Employees currently active on the Company's roll.

Employees to be laid off shall be given a three (3) day notice except in cases of emergency. The day that the Notice of Lay-off is issued shall be considered the first day of notice of lay-off.

Section 3. Employees accepting Managerial positions shall have their shop seniority frozen on the date they accept and transfer into such position. Their seniority will then be reduced by an equal amount of time that such employee holds a Managerial position.
3a) In the event that employees who have transferred into a managerial position return to the bargaining unit, they shall return to the job classification held at the time of the transfer, providing they have the seniority to do so, he/she will be placed on layoff status but will be permitted to bid on any job opening(s) that may be available.
3b) Should the employee elect to return to the bargaining unit within six months of transferring to a Managerial position, no loss of seniority will be incurred.
3c) Employees accepting Managerial positions prior to September 1, 2002 will have their shop seniority frozen on the date they accepted and were transferred into such position with no further reduction.

                                   ARTICLE XXI
                                   ATTENDANCE

Section 1. The Company shall grant a leave of absence, not to exceed thirty (30) days, to any Employee who has serious and compelling personal reasons to require such leave, provided the reasons are verified and are acceptable to the Company. The Company's approval shall not be unreasonably withheld.

Section 2a. To maintain efficient production schedules, the parties of the Agreement will insist on regular and punctual attendance of all Union Employees.

Section 2b. Excessive Absenteeism. Each two (2) days of absence in a single month of a rolling 12 month period shall be considered an offense and shall subject the offending Employee to the disciplinary action below, on a progressive basis. Illness absences on consecutive days shall be considered a single day's absence.

Being absent from work due to Union business, hospitalization, jury duty, military duty, industrial accident, funerals covered in the Bereavement Clause, leave of absence (personal, medical or sickness and accident) or illness absences of two (2) or more consecutive days verifiable to the Personnel Department on the first day of return to work, shall not be considered as chargeable absences.

In each month, lost time due to leaving the plant early shall be additive and for each twelve (12) hours of such lost time the Employee shall be charged with one (1) day's absence for that month.

Excessive Tardiness: For each tardiness occurrence in excess of five (5) in one
(1) month of rolling 12 month period, the offending Employee shall be subject to the below disciplinary action(s) on a progressive basis:

Violations in absenteeism and tardiness as provided for hereinabove shall subject the offending Employee to discipline as follows:

     Step 1: Verbal warning in the presence of the Shop Steward.
     Step 2: Written warning with a copy to the Steward.
     Step 3: One (1) week's suspension without pay.
     Step 4: Discharge.

The above-mentioned criteria on absences and shall not limit the Company's right to administer disciplinary action where an Employee is absent prolonged or frequent periods of time, yet not in violation of such criteria.

Before the Company exercises this right, a joint meeting of the Shop Committee, the Employee involved and the Company shall be convened to lay out the Employee's record and ways and means to correct. No disciplinary action shall be taken at this meeting. A continued pattern by the Employee in the future of absenteeism shall subject him/her to disciplinary action. An absence during which an Employee is admitted as an "inpatient" to a hospital, or under a doctor's care for a condition which he/she was previously hospitalized, shall not be counted in the disciplinary process.

The above-mentioned provisions on absenteeism and tardiness shall become applicable on the effective date of this agreement and all records shall be continuous thereafter.

Section 2c. This section in its entirety will in no way prevent the Company from disciplining an Employee for other breaches of conduct.

NOTE: Any time an Employee has an unscheduled absence he/she is required to call the Company and notify the Personnel Department (603-382-6551, Ext. 2212) within one (1) hour of the start of the shift.

                                  ARTICLE XXII
                               DISCIPLINARY ACTION

Section 1. Disciplinary action, suspensions and discharges will be taken only for just cause. All suspensions and discharges shall be reviewed with the Shop Committee as to just cause, before being awarded. Employee shall be notified within one scheduled work week of the occurrence of any violations.

This in no way, however, abridges the Company's right to send an Employee home for the remainder of his/her shift pending a hearing with the Shop Committee the following work day. All Employees may be present at their hearing with the Shop Committee.

Section 2. It is further agreed that any Employee found guilty, after a fair hearing conducted by the Employer and the Shop Committee, of instigating, fomenting or actively supporting or giving leadership to any action which will create dissension or impair the morale of other Employees, thus curtailing production, or which violate, disturb or attempt to disturb the relations or terms o this Agreement, shall be dismissed from the service of the Employer.

                                  ARTICLE XXIII
                               GRIEVANCE PROCEDURE

Section 1. A Grievance is any difference of opinion or dispute between the Employer and an Employee or Union Representative regarding the interpretation or operation of any provision of this Agreement and shall be dealt with as follows:

Section 1. The Steward, with the Employee(s), shall present the grievance in writing on forms supplied by the Union to the immediate Foreman/Department Head in the Department of the grieving Employee(s) within three (3) work days of its occurrence of/or first knowledge; otherwise, it shall be deemed waived.

Section 2. If the grievance is not settled in Step 1 within three (3) work days, then it shall be submitted to the General Foreman. The General Foreman and Chief Steward shall meet to attempt to resolve the grievance. The aggrieved may be present if he/she so desires. If not satisfactorily resolved within three (3) work days, it shall be referred to Step 3.

Section 3. If not settled within three (3) work days, the grievance shall be referred to the bargaining agent of the Company and the International Representative of the Union for their consideration in conference with the Shop Committee and Chief Steward. This conference shall be held as expeditiously as possible but in no event later than ten (10) work days.

NOTE: The Grievance procedure is a four step procedure.

     1. Supervisor or Coach
     2. Designee of President
     3. Bargaining Agent of the Company and International Representative
     4. Arbitration

All grievance shall be deemed settled unless, within ten (10) work days of the conference between the above parties, either party requests in writing that the dispute be referred to arbitration.

                                  ARTICLE XXIV
                                   ARBITRATION

Section 1. Grievance involving the interpretation or application of the provisions of this Agreement, if not resolved by the parties through the foregoing steps, may be submitted to Arbitration for final and binding determination. The Arbitrator shall have no power to add to, subtract from, change or modify any of the provisions of this Agreement, but his authority shall be limited solely to the interpretation or application of the provisions of this Agreement. The decision of the Arbitrator shall be final and binding on all parties.

Section 2. After proper notice of desire to Arbitrate, either party may request the American Arbitration Association to submit a list of names from which an Arbitrator shall be selected. If the parties fail to select an Arbitrator within ten (10) days after receipt of list, either party may request the American Arbitration Association to appoint an Arbitrator.

The Company and the Union shall share equally the fee and expenses of the Arbitrator.

Section 3. In the event a discharged or suspended Employee is reinstated through an arbitration award, the reinstated Employee shall receive back pay as determined by the Arbitrator. In no case, however, will back pay be awarded for the period of time where the Union requests a postponement in the arbitration hearing date.

Back pay shall be paid within one (1) work week of return to work or within one
(1) work week of receipt of the Arbitrator's ruling as appropriate.

                                   ARTICLE XXV
                              UNION REPRESENTATIVES

Section 1. It is agreed that Stewards will be Employees of the Employer and that the Union will notify the Employer in writing of the Officers and Stewards authorized to act on behalf of the Union.

Section 2. The Business Manager and two (2) members of the Negotiating Committee shall make up the Shop Committee.

Section 3. The loss of time by authorized Union Officials during the regular work day in Contract negotiations thirty (30) days prior to the expiration of the contract and time spent on the three (3) steps of the Grievance Procedure shall be paid for by the Employer at the day rate of their job. The Business Manager and Chief Steward shall work on the first shift only.

Section 4. The Company shall allow the Business Manager, President, Chief Steward and Stewards to meet once a week to evaluate grievances and related grievance matters. The meeting shall be held each Thursday starting at 12:30 p.m. and ending when the related grievance matters are resolved or 2:00 p.m. whichever is earlier. When an Employee attending the meeting is holding up production by his/her absence from work, he/she may be called out of the meeting by the Plant Manager. For the time lost in the above meetings the Company shall compensate all Employees involved at their regular rate of pay.

Section 5. Any member of the Union selected as an Officer or Delegate shall, upon request, be granted a leave of absence without pay but without loss of cumulative seniority while on Union business.

Section 6. Bulletin boards will be provided by the Company for use by the Union. All notices to be posted thereon shall be limited to official Union business and shall be cleared through the Business Manager and posted by him. This provision in no way limits the Company from removing any notice it deems inappropriate after notifying the Business Manager of its intent.

Section 7. It is further understood and agreed that Local Union 752 shall designate the local representatives who is duly authorized and will be consulted in all matters pertaining to the application of this Agreement. It being specifically understood that the International Union will only be liable for the acts of said agent when such acts have been approved in writing by the International President's office.

Section 8. Under no circumstances shall the Shop Committee or any employee make arrangements with Foremen or Management that will change or conflict in any way with any Section or terms of this Agreement.

Section 9. Nothing contained herein shall be construed as limiting or abridging the right of the International Union to assign an International Representative to work with or assist any local Union Agent or Employee in the negotiation or grievance procedure or application of terms and conditions of this Agreement.

Section 10. The International Officers and Business Representatives of the Union represented shall have access to the Employees of the Shop by applying for permission through the office, provided they do not interfere or cause workmen to neglect their work.

                                  ARTICLE XXVI
                                 SUB-CONTRACTING

Section 1. The Company shall not sub-contract work out normally performed by the bargaining unit when men and machines are available to do the work.

                                  ARTICLE XXVII
                         MAINTENANCE OF WORK OPERATIONS

Section 1. During the life of this Agreement neither Local 752 nor the International Union will authorize or ratify a strike, work slow-down, or work stoppage except because of violation of this Agreement by the Employer, and then only after strict compliance with Article XI of the Subordinate Lodge Constitution.

Section 2. Any Employee entering into an unauthorized and unratified work stoppage will be discharged and not subject to the Grievance Procedure provided for herein.

Section 3. The Employer agrees that there will be no lockout for any cause during the life of this Agreement except for violation of this Agreement by Local 752 or the International Union. Discharge of any Employee for infraction of Company rules shall not be considered as a lockout for such Employee.

Section 4. It is further agreed that the Employer will not claim damage against Local Union 752 of the International Union because of any strike which was not ratified in accordance with the provisions of Section 1 of this Article.

                                 ARTICLE XXVIII
                            INFORMATION TO THE UNION

Section 1. A card bearing the name, number, classification and rate of all new Employees shall be given the Chief Steward within one (1) week of date of hire.

Section 2. Death notices received by the Company shall be forwarded immediately to the Chief Steward or Business Manager. If the deceased is a member of the Employee's immediate family, a Union Representative shall attend the funeral and receive straight-time pay.

Section 3. During the term of this Agreement the Employer shall immediately advise the Union of all changes of status of Employees in the bargaining unit including, but not limited to, promotions, demotions, re-classifications, transfer, leave of absence and retirement.

Section 4. On request of the Union, the Employer will, as soon as possible, supply all data relating to wage rates, pension data and group insurance data and other data essential to policing this Agreement once in each year of the Contract.

Section 5. Three (3) months prior to the termination of the Agreement or the reopening provision, the Employer will provide the Union with the following data:

1. Name, individual wage rate, date of employment, seniority standing for each employee in the bargaining unit, including a seniority list for purposes of re-call of laid off employees.

2. Job classification, including the number of Employees in each classification.

3. The average straight-time hourly earnings of the bargaining unit for the preceding year, including shift premiums or other pay premiums except overtime premiums.

4. The average hourly cost for each fringe benefit item and other Employer-paid benefits; i.e., unemployment compensation, etc.

                                  ARTICLE XXIX
                      401(k) SAVINGS AND INVESTMENT PROGRAM

A 401(k) Savings and Investment Program will be established effective January 1, 1994. A match to the 401(k) Savings and Investment Program will be made effective September 1, 1994. The match will be made on a maximum of 6% of the base wage saved in the 401(k) Plan during a given year. The match will be 25% of the % of base payments made by hourly employees to the hourly 401(k) Plan. The match will be in the form of Chart Industries stock.

The Company must have a minimum EBIT of $500,000 before the match will occur (EBIT = Earnings Before Interest and Taxes).

                                   ARTICLE XXX
                                 PROFIT SHARING

Pursuant to Bargaining Amendment dated April 11, 2001, Profit Sharing will be implemented for the hourly personnel on the following basis:

1. Minimum Company EBIT - The activation level of Chart SSD profit sharing is a minimum EBIT of $500,000 for the full fiscal (calendar) year. Once minimum EBIT is achieved, profit sharing will be paid on profit dollars, including the first $500,000.

2. Ebit Pool Multipliers - Once the EBIT profit level is achieved, the EBIT will be used as follows to develop the profit sharing pool:

                                           % Profit
                             EBIT          Sharing
                             ----          -------
     After EBIT is met     0 - $2,500,000       4%
                            ** $2,500,000       5%


3.   Distribution of EBIT Hourly Profit Sharing Pool:

     a. The profit sharing will be made as a % of individual annual base wages except for exclusions (1) noted below.

        The base wage distribution % is determined as follows:

        Base Wage
          Profit Sharing % =        EBIT Pool $
                             ------------------
                           Total Chart SSD Annual
                           Base Wage Payroll /(1)/

     /(1)/ Excluded from base wage are overtime, service trip premium, sick pay.
           Also, officers salaries will not be included as those individuals will not share in this pool.

           EBIT pool shall include all Chart SSD employees except excluded above.

     b. Profit sharing will be distributed annually within 45 days of the end of the fiscal year.

           For example, 2002 profit sharing would be paid on or before February 15, 2003.

        At management discretion, partial payment could be made earlier in the year.

4.   Eligibility for Profit Sharing

     Employees are eligible to receive profit sharing if:

     a) they are still employed on 12/31

                                       or

     b) they have retired from employment during the year.

** Denotes greater than

                                  ARTICLE XXXI
                                  SEVERANCE PAY

Should the Company cease operations completely in Plaistow, New Hampshire, or move operations to a location more than fifty (50) miles from the present location, severance pay shall be paid at the following rate:

     1 week's wages for a full five (5) years' seniority

     2 week's wages for a full ten (10) years' seniority

     3 week's wages for a full fifteen (15) years seniority

     4 week's wages for a full twenty (20) years or more

to employees currently employed at the time such action is taken. In the case of a move, this allowance shall apply only to those employees who find it inconvenient to continue employment because of the move.

                                  ARTICLE XXXII
                              CONTRACT LIMITATIONS

Section 1. The Employer and Union expressly agree that no prior understandings or agreements and no subsequent agreements or understanding shall modify the provisions of this Agreement unless reduced in writing, signed by the parties hereto, and made an express amendment to this Agreement.

Section 2. The officials executing this Agreement in behalf of the Union hereby warrant and guarantee that they have the authority to act for, bind, and collectively bargain in behalf of the organization which they represent, and members of such organizations, upon approval of the International president.

Section 3. Should any part hereof or any provisions herein contained be rendered or declared invalid by reason of:

1. Any existing or subsequently enacted legislation, or

2. Any decree of a court of competent jurisdiction, or

3. Any ruling of any governmental agency having jurisdiction.

such invalidation of such part or portion of this Agreement shall not invalidate the remaining portions hereof, and they shall remain in full force and effect.

Section 4. Contract proposals will be exchanged between the Company and the Union at a meeting no later than thirty (30) days prior to the end of the Contract.

The terms and provisions of this agreement shall be come effective as of the 30th day of August, 1999, and continue in effect through August 30, 2002, and from year to year thereafter, unless sixty (60) days' written notice is given by either party prior to the expiration of any such year that changes, amendments or revisions are desired.

NOTE: The expiration for this Agreement and future agreements is the last Friday in August.

AGREED TO THIS 29th DAY OF August, 2002.


CHART STORAGE SYSTEMS DIVISION - PLAISTOW








BOILERMAKER'S INTERNATIONAL
LOCAL LODGE NO. 752

                                   APPENDIX A
                                TRAINING PROGRAM

All new employees will be hired as general helpers, unless skill requirements and actual qualifications dictate otherwise.

Within two (2) weeks after the probationary period, the foreman and employee will discuss the employee's job classification preference. (Example: machinist, welder, welder/fitter, radiographic technician, test technician, etc.) If a need exists, the employee were to indicate a preference for welding, such employee would be assigned as a general helper/welder with work assignments in this job classification whenever possible.

All new employees in the apprentice training program will be reviewed every three (3) months as to progress of their training. Progress will be evaluated on the basis of specific job skills developed since the last review. The foreman will conduct the review as to progress and deficiencies in development of job skills using input from other trainers. Such employees will be paid increases per review if progress is satisfactory.

An employee can advance in job classification skill level by on-the-job training and job-related classroom instruction (example: blueprint reading, math, etc.)

There is no prescribed or minimum time for an employee to advance to a job classification skill level. if the employee does not obtain the skills to perform the job classification requirements within a two (2) year period after probation, such employee will be re-classified as a general helper.

When an employee completes the training for a job classification, such employee will be paid the rate for that classification provided a need exists for work in that classification.

Specific criteria for evaluation of progress within a specific job classification will be developed. Employees will be advised of the basis for review and progression within a job classification at the start of the training cycle.

The Company will lay off in accordance with the present agreement dated August 29, 2002, on the basis of job classification. It is the intent of the Company to retain the most senior employee in the job classification in preference to retaining a shorter service employee in the general helper classification.

Concerning those individuals who were part of the Bargaining unit on or before the Contract amendment of April 11, 2001 and employed in "Semi-Skilled" Manufacturing classifications as set forth in such amendment, the Company will review each individuals ire to train and work in a "Skilled Manufacturing" classification. If the individual shows interest in pursuing such training, the Company will initiate the cross training providing there is a good probability that these additional skills will be utilized in the foreseeable future.

SCHEDULE "A"

                                     NOTES:

Combination Welder must weld three (3) or more metals by three (3) or more processes.

Leadmen receive one dollar ($1.00) per hour above the highest Contract rate for the classification.

Team Leader: Employees qualified in the craft of "Team" leadership may receive up to Fifty cents ( $0.50) above their regular rate.

Group Leaders receive Thirty cents ($0.30) per hour above the highest rate for the classification.

Carbon Arcing, when performed in a confined space, shall carry a Twenty-five cents ($0.25) per hour premium while Employee is so engaged.

Confined space work where a permit is required shall carry a one dollar ($1.00) per hour premium for the individual entering the manway, for hours worked performing this operation.

Glass Bead Sandblasting shall carry a one dollar ($1.00) per hour premium while the employee is so engaged.

Fifty cent ($.50) per hour premium will apply while "Weld Tech" duties are being performed as set forth by the Weld Lab Engineer.

When a Pipefitter/Welder receives a welder certification stamp and has passed the proper tests, he/she will receive the Welder/Fitter rate.

New Hampshire Radiation Safety Officer: Employees qualified and practicing the craft of RSO will receive Fifty cents ($0.50) above their regular rate.

ASME Level III Radiographer: Employees qualified and practicing the craft of Level III Radiography will be paid Fifty cents ($0.50) above their regular rate.


PREMIUM MACHINES:

Vertical Boring Mill - Twenty-Five Cents ($0.25) per hour.

These premiums are to be added after night differential or overtime has been figured.

            --------------------------------------------------------------------
                                         Schedule "B"
                                         Union Wages
            --------------------------------------------------------------------
                                                                9/1/2002
                                                           Min            Max
            --------------------------------------------------------------------
            All Around Fill-In Machinist                  $14.65         $19.24
            --------------------------------------------------------------------
            All Around Machinist                          $13.89         $18.63
            --------------------------------------------------------------------
            Chief Storekeeper                             $13.42         $17.22
            --------------------------------------------------------------------
            Combination Welder                            $13.89         $18.63
            --------------------------------------------------------------------
            Fitter Mechanic                               $13.89         $18.63
            --------------------------------------------------------------------
            General Helper                                $ 8.22         $15.75
            --------------------------------------------------------------------
            Inspector                                     $13.42         $18.63
            --------------------------------------------------------------------
            Machine Operator BR&S                         $13.49         $17.22
            --------------------------------------------------------------------
            Machine Operator MS                           $13.22         $16.41
            --------------------------------------------------------------------
            Machine Operator-Other                        $13.89         $17.58
            --------------------------------------------------------------------
            Maintenance Electrician                       $13.89         $18.63
            --------------------------------------------------------------------
            Maintenance Mechanic                          $13.89         $18.63
            --------------------------------------------------------------------
            Material Handler                              $13.22         $16.41
            --------------------------------------------------------------------
            Painter                                       $13.49         $17.22
            --------------------------------------------------------------------
            Perliter                                      $ 8.22         $15.75
            --------------------------------------------------------------------
            Pipefitter Welder                             $13.89         $18.63
            --------------------------------------------------------------------
            Radiographic Technician                       $13.42         $18.63
            --------------------------------------------------------------------
            SandBlaster                                   $13.49         $17.22
            --------------------------------------------------------------------
            Storekeeper                                   $13.22         $16.41
            --------------------------------------------------------------------
            Test Technician                               $13.42         $18.63
            --------------------------------------------------------------------
            Truck Driver                                  $13.42         $17.22
            --------------------------------------------------------------------
            Welder                                        $13.49         $18.28
            --------------------------------------------------------------------
            Welder Fitter                                 $14.17         $18.90
            --------------------------------------------------------------------